CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-20879 and No. 333-20881) of Ralcorp Holdings, Inc. of our report dated November 1, 1999, appearing on page 36 of the 1999 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


     /s/  PricewaterhouseCoopers  LLP
     --------------------------------

PricewaterhouseCoopers  LLP
St.  Louis,  Missouri
December  23,  1999